UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

AMERCO

(Exact Name of Registrant as Specified in Charter)

Nevada	1-11255	88-0106815

(State or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

1325 Airmotive Way, Ste. 100, Reno, Nevada 89502-3239

(Address of Principal Executive Offices)(Zip Code)

(775) 688-6300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On March 2, 2005, the Company’s subsidiary, Oxford Life Insurance Co. (“Oxford”), settled a case pending in Wetzel County, West Virginia bearing the case caption Charles Kocher v. Oxford Life Insurance Co., Civil Action No. 00-C-51-K (the “Action”). In consideration of the payment of $12.8 million, Charles A. Kocher (“Kocher”) executed a General Release of all claims against Oxford, Republic Western Insurance Company, and Evanston Insurance Company, together with certain affiliates, subsidiaries, officers, directors, employees and other related parties of each of them, including but not limited to all claims that were or could have been asserted in the Action. Pursuant to the General Release, Kocher agreed to the dismissal with prejudice of the Action, with each party bearing its own costs and attorneys’ fees. The Company will receive $2.2 million in reimbursement from its E&O carrier related to the settlement of the Action.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: March 8, 2005

AMERCO
/s/ Edward J. Shoen
Edward J. Shoen, President